                                                                    Exhibit 10.6

                                  OFFICE LEASE
                             BASIC LEASE INFORMATION

LEASE DATE:          December 31, 2001

LANDLORD:            Canopy Properties, Inc.

ADDRESS OF LANDLORD: Suite 300, 333 South 520 West, Lindon, Utah  84042

TENANT:              Altiris, Inc.

ADDRESS OF TENANT:   588 West 400 South, Suite 300 Lindon, Utah 84042

CONTACT:             Steve Erickson         TELEPHONE:   801-805-2735

BUILDING:            Canopy Office Building III, 588 West 400 South, Lindon,
                     Utah.

PREMISES:            47,395 Approximate Square Feet identified as Suites 250,
                     300, 350, and certain storage space adjacent to the receiving dock of the Building.

BUILDING SIZE:       88,124 Approximate Square Feet

LEASE TERM:          60 months, commencing on January 1, 2002,  ("Commencement
                     Date") and ending on December 31, 2006.

BASE RENT:           $878,703.30 Annually, escalating at the Wall Street Journal published CPI rate each year of the term.

ADDITIONAL RENT FOR ABOVE STANDARD LANDLORD IMPROVEMENTS AND CABLING, AND
        FURNITURE:   $8,834 and $12,583 monthly respectively, per amortization
                     schedules attached as Exhibit E.

BASE YEAR FOR ADJUSTMENT OF BASIC OPERATING COSTS AND TAXES:
        1/1/2002 through 12/31/2002

TENANT'S PERCENTAGE SHARE OF OPERATING COSTS: 53.78 %

LEASE CONSIDERATION: Not Required

        The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LANDLORD:                          TENANT:
Canopy Properties, Inc.            Altiris, Inc.

By:  //Boyd Worthington//          By:  //Stephen C. Erickson//
     --------------------------         ----------------------------------------
Its: Managing Director             Its: Vice President, Chief Financial Officer
                                        ----------------------------------------

Page 1 - OFFICE LEASE

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                                                  TABLE OF CONTENTS

Paragraph Number                                                                 Page Number
1.   Occupancy .................................................................       3
2.   Term, Possession and Leasehold Improvements ...............................       3
3.   Rent ......................................................................       4
4.   Restrictions on Use .......................................................       4
5.   Compliance with Laws ......................................................       5
6.   Alterations ...............................................................       5
7.   Repair ....................................................................       5
8.   Liens .....................................................................       6
9.   Assignment and Subletting .................................................       6
10.  Insurance and Indemnification .............................................       7
11.  Waiver of Subrogation .....................................................       8
12.  Parking, Services and Utilities ...........................................       8
13.  Estoppel Certificate ......................................................       9
14.  Holding Over ..............................................................      10
15.  Subordination .............................................................      10
16.  Rules and Regulations .....................................................      10
17.  Reentry by Landlord .......................................................      11
18.  Insolvency or Bankruptcy ..................................................      11
19.  Default ...................................................................      11
20.  Joint and Several Liability ...............................................      13
21.  Damage by Fire, Etc .......................................................      13
22.  Hazardous Materials .......................................................      14
23.  Eminent Domain ............................................................      14
24.  Sale by Landlord ..........................................................      15
25.  Right of Landlord to Perform ..............................................      15
26.  Surrender of Premises .....................................................      15
27.  Waiver ....................................................................      16
28.  Notices ...................................................................      16
29.  Rental Adjustments ........................................................      16
30.  Taxes Payable by Landlord .................................................      19
31.  Quiet Enjoyment ...........................................................      19
32.  Successors and Assigns ....................................................      20
33.  Attorneys' Fees ...........................................................      20
34.  Lease Consideration .......................................................      20
35.  Corporate Authority .......................................................      20
36.  Lease Effective Date ......................................................      20
37.  Brokerage .................................................................      20
38.  Force Majeure .............................................................      20
39.  Certain Rights Reserved by Landlord .......................................      20
40.  Personal Liability ........................................................      21
41.  Right to Cancel ...........................................................      21
42.  Renewal Option ............................................................      21
43.  Miscellaneous .............................................................      22

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                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") is made as of this 31st day of December, 2001, Between Canopy Properties, Inc., ("Landlord") and Altiris, Inc. ("Tenant").

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those Premises as shown on Exhibit A attached hereto and made a part hereof, specified in the Basic Lease Information attached hereto (the "Premises"), together with the right to use and access any common areas serving the Premises and all other rights appurtenant thereto. The parties understand and agree that the rentable square feet of the Premises and the Building of which the Premises is a part is measured in accordance with the architectural drawings of MHTN Architects, from which the Building was constructed, and is measured in accordance with the Building Owners and Managers Association (BOMA) method of measurement.

     1.   Occupancy. Landlord shall use and occupy the Premises for general
          ---------
office purposes and for no other use or purpose without the prior written consent of Landlord.

     2.   Term, Possession and Leasehold Improvement.
          ------------------------------------------

          a. The term of this Lease shall be for the period specified in the Basic Lease Information commencing on the Commencement Date, and ending thereafter as specified in the Basic Lease Information, provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date (or until sooner terminated as herein provided).

          b. Landlord agrees to complete any Tenant improvements now under construction and shall perform the "Building Standard Work" or "Building Nonstandard Work" in the demised Premises as provided in Exhibit B attached hereto and made a part hereof (collectively, the Tenant Improvements") with diligence, subject to events and delays due to causes beyond its reasonable control, in a good and workmanlike manner and in accordance with all improvement plans, Tenant specifications and applicable laws. If Landlord, for any reason beyond its control, cannot deliver possession of the Premises to Tenant at the commencement of the Lease term, neither Landlord nor its agent shall be liable to Tenant for any loss or damage resulting therefrom.

          c. Upon Landlord's architect's or general contractor's certification to Landlord that the Tenant Improvements to be constructed or installed by Landlord pursuant to Exhibit B have been substantially completed in accordance with subparagraph 2.b., above (exclusive of the installation of all telephone and other communications facilities and equipment and other finish work or decorating to be performed by or for Tenant), Tenant shall have the right to inspect the Premises and to submit a punchlist of items to be completed by Landlord. Tenant's obligation to pay rent hereunder shall commence on earlier to occur of: (i) the date on which said punchlist has been satisfactorily completed, in Tenant's reasonable discretion, or (ii) the date on which Tenant takes possession of, or commences the operation of its business in, any or all of the Premises. Landlord shall use its best efforts to advise Tenant of the anticipated date of completion at least fifteen (15) days prior to such date, but the failure to give such notice shall not constitute a default hereunder by Landlord. Notwithstanding the foregoing, in the event Landlord fails to substantially complete the Tenant Improvements, including all punchlist items,

Page 3 - OFFICE LEASE

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on or before February 10, 2001, Tenant may, at its option, by notice in writing to Landlord, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder.

          d. Tenant expressly acknowledges that (A) Tenant has thoroughly examined the premises and, subject to the Landlord's obligations set forth in paragraphs 2.b and 2.c above, shall take and accept the premises in its "as is" condition upon delivery pursuant to paragraph 2.c above, and (B) neither Landlord nor Landlord's agents nor employees have made representations or warranties as to the condition of the premises, the building, or the property, nor has the Landlord made any commitments to remodel, repair or redecorate, except as expressly set forth herein.

     3.   Rent.
          ----

          a. Tenant shall pay to Landlord throughout the term of this Lease rent as specified in the Basic Lease Information, payable in monthly installments in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in writing. Said rental is subject to adjustment as provided in Paragraph 29 hereof. If this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated.

          b. Tenant recognizes that late payment of any rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten (10) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid to Landlord by Tenant on any unpaid rent or other payment shall be reassessed and added to Tenant's obligation for each successive monthly period accruing after the date on which the late charge is initially imposed. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph in no way relieve Tenant of the obligations to pay rent or other payments on or before the date on which they are due, nor do the terms of this Paragraph in any way affect Landlord's remedies pursuant to Paragraph 19 of this Lease in the event said rent or other payment is unpaid after the date due.

          c. Except as expressly provided herein to the contrary, Tenant's covenants and obligations to pay all rent hereunder are unconditional and independent of any other covenant or condition imposed on either Tenant or Landlord, whether under this Lease, at law or in equity.

     4.   Restrictions on Use. Tenant shall not do or permit anything to be done
          -------------------
in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose as reasonably determined by the

Page 4 - OFFICE LEASE

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Landlord, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises, nor permit any use of the Premises which may be dangerous to persons or property. Tenant shall not do nor permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner. No retail sales shall be permitted upon the Premises without the prior written consent of Landlord.

     5.   Compliance with Laws. Tenant shall not use the Premises or permit
          --------------------
anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by or for Tenant or Tenant's acts.

     6.   Alterations. Tenant shall not make or suffer to be made any
          -----------
alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord, said consent not to be unreasonably withheld or delayed; and any such alteration, addition, or improvement in, on, or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alteration, addition, or improvement by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord, or, at Landlord's option, the alteration, addition, or improvement shall be made by Landlord (in accordance with the provisions of subsections 2.b. and 2.c., above) for Landlord's account and Tenant shall reimburse Landlord for the cost thereof (said cost to be no greater than the lowest third-party bid submitted to Landlord for such work) within twenty (20) days after receipt of a statement. Upon the expiration or sooner termination of the term herein provided, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense forthwith and with all due diligence remove any or all alterations, additions, or improvements made by or for the account of Tenant, designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition.

     7.   Repair. Except as otherwise agreed by the parties in writing and
          ------
except as otherwise provided in this Lease, by taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition, and repair. Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition, and repair. Tenant shall upon the expiration or sooner termination of the term hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions, and improvements thereto, neat and clean and in the same condition as when received except for reasonable wear and tear as reasonably determined by Landlord. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the

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Premises or any part thereof except as specified in Section 2, above, and
Exhibit B attached hereto and made a part hereof.

     8.   Liens. Tenant shall keep the Premises free from any liens arising out
          -----
of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a property bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the rate of fifteen percent (15%) per annum or four percent (4%) above the prime rate of Wells Fargo Bank, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises.

     9.   Assignment and Subletting.
          -------------------------

          a. Tenant shall not sell, assign, encumber, or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any part thereof, or suffer any person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, which consent shall not be unreasonably withheld, provided the Landlord is not harmed nor potentially harmed by such consent, nor shall Tenant permit any lien to be placed on the Landlord's interest by operation of law. A transfer by the present majority shareholders of ownership and control of the voting stock of a corporate tenant, or a transfer of a controlling interest in a partnership or proprietorship, as applicable, shall be deemed an assignment for the purposes of this Section. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty
(30) days nor more than ninety (90) days after the date of Tenant's notice), to sublet the Premises or any portion thereof for any part of the term hereof, and in such event Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) days after receipt of Tenant's notice, to terminate this Lease as to the portion of the Premises described in Tenant's notice and such notice shall, if given, terminate this Lease with respect to the portion of the Premises therein described as of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed sub-tenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sub-Lease with said notice. If said notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove and as adjusted pursuant to Paragraph 29, 29 shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving said notice by Tenant with respect to any of the Premises, shall not exercise its right to terminate, Landlord will not unreasonably withhold its consent to Tenant's subletting the Premises specified in said notice.

Page 6 - OFFICE LEASE

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          b. Unless otherwise provided by Landlord in writing, any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this Paragraph, the sub-Landlord or sub-Tenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions, and agreement of this Lease, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each sub-Lease and an agreement of said compliance by each sublessee.

          c. Landlord's consent to any sale, assignment, encumbrances, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

          d. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and the rent, additional rent and other consideration received by Landlord under or relating to such sub-Lease exceeds the rent payable to Landlord under this Lease, or if Tenant receives any consideration from the assignee under any such assignment, then 100% of such excess rents and consideration under or relating to such sub-Lease or 100% of such consideration for any assignment shall automatically be due and payable by Tenant to Landlord as additional rent hereunder.

     10.  Insurance and Indemnification.
          -----------------------------

          a. Landlord and Landlord's agent, shall not be liable to Tenant and Tenant hereby waives all claims against same for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, other than Landlord's gross negligence or willful acts or omissions, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or any other portion of the Premises or the Building, or caused by gas, fire, oil, or electricity in or about the Premises or the building or the complex of which it is a part or any part thereof.

          b. Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, the Premises, (ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused by the act, negligence, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees, except to the extent caused by Landlord or its agents, servants, employees or invitees gross negligence or willful acts or omissions, or (iii) caused by or arising from the breach, failure or inaccuracy of any representation or warranty of Tenant hereunder.

Page 7 - OFFICE LEASE

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          c. Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease a policy or policies of worker's compensation and comprehensive liability insurance, including personal injury and property damage, in the amount of ONE MILLION DOLLARS ($1,000,000) for property damage and FIVE HUNDRED THOUSAND DOLLARS ($500,000) per person and TWO MILLION DOLLARS ($2,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Premises, or such other amount as Landlord shall deem necessary, based on periodic insurance reviews in respect to injury or damage to persons or property. Said policies shall: (i) name Landlord and Landlord's agent as an additional insured and insure Landlord's contingent liability under this Lease;
(ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the state of Utah; and (iii) provide that such insurance shall not be canceled unless thirty (30) days' prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

          d. Landlord shall procure and maintain, at all times during the term of this Lease, comprehensive liability insurance, including personal injury and property damage, covering the roof, foundation, exterior walls, and the public and common areas of the Building and the Property, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building and the mechanical, plumbing and electrical equipment serving the Building, with coverage limits comparable to those carried by prudent owners of office buildings and properties located in Utah County, Utah. In addition, Landlord shall, at all times during the term of this Lease, procure and maintain any insurance required by law for the protection of employees of the Landlord working in or around the Property (including without limitation workers' compensation insurance) with no less than the minimum limits required by law.

     11.  Waiver of Subrogation. Landlord and Tenant hereby waive any right that
          ---------------------
each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, worker's compensation, or other insurance now or hereafter existing during the term hereof, provided, however, the parties each shall first have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.

     12.  Parking, Services and Utilities.
          -------------------------------

          a. Outside surface parking is available on a first come, first served, unreserved basis.

          b. Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of the Tenant, which damage shall be repaired by Landlord at Tenant's expense.

          c. Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized business days, (7:30 a.m. - 6 p.m. Monday through Friday, 9 a.m. - 1 p.m. Saturday, but exclusive of Sundays and legal holidays), water and electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises, janitorial services and elevator

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service. Landlord reserves the right to charge a reasonable amount for after hours electrical and heating, ventilating and air conditioning (HVAC) usage and service if requested by Tenant. The present after-hour charge is $25 per hour and is subject to change upon notice. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system. Wherever heat-generating machines, excess lighting, or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right, with notice to Tenant, to install supplementary air-conditioning units in the Premises to meet Tenant's excess requirements, and the cost thereof including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable for any interruption or failure of utility services on the Premises over which Landlord has no control.

          d. Except to the extent caused by Landlord or its agents, servants, employees or invitees negligence or willful acts or omissions, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use, or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services by anyone other than Landlord, Landlord's agents or employees, (ii) failure to furnish or delay in connection with the furnishing of any of the foregoing utilities and services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (iii) the limitation, curtailment, rationing, or restriction on use of water or electricity, gas, or any other form of energy or any other service or utility whatsoever serving the Premises or the Building.

          e. Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment or rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of rent.

     13.   Estoppel Certificate. Within thirty (30) days following any written
           --------------------
request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit C and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure of the Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit C are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser, or prospective purchaser of the Building or any interest therein.

Page 9 - OFFICE LEASE

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     14.  Holding Over.
          ------------

          a. Any previously arranged holding over after the expiration of the term of this Lease with the written consent of Landlord shall be a tenancy from month to month. The terms, covenants, and conditions of such tenancy shall be the same as provided herein, and the monthly rental shall be the then fair market value of the Premises as reasonably determined by Landlord, but in no event less than the monthly rental for the last period prior to expiration, subject to adjustment as provided in Paragraph 29 herein. Acceptance by Landlord of rent after such expiration shall not result in any tenancy or any renewal of the term of this Lease, and the provisions of this Paragraph are in addition to and do not affect Landlord's right of reentry or other rights provided under this Lease or by applicable law.

          b. If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention double the amount of the daily rental for the last period prior to the date of such expiration or termination, subject to adjustment as provided in Paragraph 29. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph shall waive Landlord's right of reentry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any rent from Tenant while Tenant is holding over without Landlord's written consent.

     15.   Subordination. Without the necessity of any additional document being
           -------------
executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed by Landlord in any amount for which said Building is specified as security. In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the relevant successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed of trust.

     16.   Rules and Regulations. Tenant shall faithfully observe and comply
           ---------------------
with the rules and regulations printed on or annexed to this Lease Landlord shall use reasonable efforts to ensure that all tenants or occupants of the Building shall comply with the rules and regulations printed on or annexed to this Lease. Landlord further reserves the right to modify said rules and regulations as needs for the Building may change, and Tenant agrees to observe and comply with all such reasonable changes.

Page 10 - OFFICE LEASE

     17.   Reentry by Landlord. Landlord shall have the right to reenter the
           -------------------
Premises at reasonable times to supply janitor services and any other service to be provided by Landlord to Tenant hereunder. Landlord shall, after reasonable notice to Tenant, have the right to reenter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees, or tenants, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of rent, except when such alterations, improvements or repairs are necessitated by Landlord's negligence or willful acts or omissions in which event rent may be abated in proportion to the area of the Premises rendered untenantable by such alterations, improvements or repairs, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Landlord from the Premises or any portions thereof.

     18.   Insolvency or Bankruptcy. The appointment of a receiver to take
           ------------------------
possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

     19    Default. The failure to perform or honor any covenant, condition, or
           -------
representation made under this Lease shall constitute a default hereunder by Tenant or Landlord. In the event of default in the payment of rental or adjustment thereto, Landlord shall provide Tenant with one (1) written notice per calendar year. After providing Tenant one (1) written notice per calendar year Landlord shall not be required to give any further notice to Tenant of any such default before exercising any remedies available to Landlord. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default under this Lease other than a default in the payment of rental or adjustments thereto; provided, however, that with respect to any default which cannot reasonably be cured within ten (10) days, Tenant shall have additional time necessary to cure the default so long as Tenant commences to cure within ten (10) days from Landlord's notice, and continues to prosecute diligently the curing thereof. Upon a default under this Lease by Tenant, and failure to cure the default by Tenant within the permissible time period, if any, Landlord shall have the following rights and remedies in addition to, or as an alternative to, any other rights or remedies available to Landlord at law or in equity:

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

          a. The Lease may be terminated at the option of Landlord by notice in writing to Tenant. If Landlord gives notice to Tenant as herein provided, the Lease will be deemed terminated as of the date specified in Landlord's notice and Tenant shall have no further rights or obligations under the Lease except as provided in this Paragraph 19 which shall survive termination of the Lease.

          b. Unless the Lease is terminated as provided in subparagraph 19.a above, the Lease will continue in full force and effect, except Tenant's right to possession of the Premises may be terminated at any time, at the option of Landlord, by notice in writing to Tenant. If Landlord gives notice to Tenant as herein provided, Tenant's right to possession of the Premises will be deemed terminated as of the date specified in Landlord's notice, and Landlord shall use commercially reasonable efforts to mitigate damages, to sublet the Premises or any part thereof for such term or terms and at such rent and such other terms as Landlord deems advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, at the option of Landlord, (i) either Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting exceeds the amount to be paid as rent for the Premises for such period, or (ii) Landlord shall apply rents received from such subletting first, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of subletting and of any alterations and repairs; third, to payment of rent due and unpaid hereunder, and the residual, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If, under option (i), the rent shall not be promptly paid to Landlord by the sub-Tenant(s), or if, under option (ii), the rentals received from the subletting during any month are less than all amounts owed for that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Unless and until the Lease is terminated as provided in subparagraph 19.a above, Tenant shall continue to be liable to Landlord for rent and all other amounts owing under the Lease when and as they become due, whether or not Tenant's possession of the Premises has been terminated, and whether or not the Premises are sublet by Landlord. For all purposes set forth in this subparagraph 19.b, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant as provided in subparagraph 19.a above. Notwithstanding any action taken by Landlord under this subparagraph, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

          c. Upon termination of the Lease as provided in subparagraph 19.a above, or upon termination of Tenant's right to possession of the Premises, as provided in subparagraph 19.b above, Landlord may reenter and take possession of the Premises, and may remove any persons or property by any legal means. Any of Tenant's property remaining on the Premises including, without limitation, equipment, inventory, furnishings and trade fixtures, shall be deemed to have been abandoned by Tenant and shall be and become the property of Landlord; provided, however, that Landlord may, in its sole discretion, reject the property and elect instead to store such property in a public warehouse or elsewhere at the cost of and for the account of L Tenant, and further may, but shall not be obligated to, sell such property and apply the proceeds there from in accordance with applicable law.

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          d. In the event the Lease is terminated as provided in subparagraph
19.a above, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the Lease term provided in the Lease, the following amounts as damages:

             (1) All past due rent and other amounts owing by Tenant to Landlord pursuant to the terms of this Lease as of the date of termination of the Lease.

             (2) All costs associated with Tenant's default, whether or not suit was commenced including, without limitation, costs of reentry and reletting, costs of clean-up, refurbishing, removal of Tenant's property and fixtures, other expenses occasioned by Tenant's failure to quit the Premises upon termination and to leave them in the required condition, any remodeling costs, attorneys' fees, court costs, broker commissions, and advertising costs.

     20.  Joint and Several Liability. If there be more than one Tenant, the
          ----------------------------
obligations hereunder imposed upon Tenant shall be joint and several.


     21.  Damage by Fire, Etc. If the Premises or the Building are damaged by
          -------------------
fire or other casualty, Landlord shall forthwith repair the same, provided such repairs can be made within ninety (90) days from the date of such damage under the laws and regulations of the federal, state, and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of rent while such repairs to be made hereunder by Landlord are being made. Said proportionate reduction shall be based on the extent to which the making of such repairs to be made hereunder by Landlord shall interfere with the business carried on by Tenant on the Premises. Within twenty (20) days from the date of such damage, Landlord shall notify Tenant whether or not such repairs can be made within ninety (90) days from the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within ninety (90) days from the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the rent shall be reduced as provided herein; or (b) notify Tenant of Landlord's intention to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty
(60) days after such notice is given. In the event that such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In case of termination by either event, the rent shall be reduced by a proportionate amount based upon the extent to which said damage interfered with the business carried on by Tenant in the Premises, and the Tenant shall pay such reduced rent up to the date of termination. Landlord agrees to refund to Tenant any rent previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings, or any alterations, additions, fixtures, or improvements installed on the Premises by or at the expense of Tenant.

Page 13 - OFFICE LEASE

     22.  Hazardous Materials.
          -------------------

          a. From and after the Commencement Date, except for Hazardous Materials as are normally used in the conduct of its permitted use of the Premises, Tenant shall not bring, create or permit to remain on the Premises any Hazardous Materials. Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys' fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the release of any Hazardous Materials on, under, or about the Premises by Tenant or its agents, employees or contractors after the Commencement Date. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the release of any Hazardous Materials in, on, under, or about the Premises by Tenant or its agents, employees or contractors after the Commencement Date in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this Paragraph 22.a, upon learning of the release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

          b. For purposes of this Lease, "Hazardous Material" or "Hazardous Materials" means (i) any substance, the presence of which requires investigation, remediation, or other response or corrective action under applicable law, or (ii) any substance which is on the date of this Lease defined as a hazardous waste, hazardous substance, extremely hazardous substance, hazardous material, hazardous matter, hazardous chemical, toxic substance, toxic chemical, pollutant or contaminant, or other similar term, in or pursuant to applicable law, or (ii) any asbestos or asbestos-containing material, PCBs or equipment or articles containing PCBs, petroleum, diesel fuel, gasoline or other petroleum hydrocarbons.

     23.  Eminent Domain. If 50% or more of the floor area of the Premises shall
          --------------
be taken or appropriated (or voluntarily sold or conveyed under threat thereof) for public or quasi-public use by right of eminent domain, such that the Premises is unsuitable for Tenant's business, either party shall have the right to terminate this Lease agreement by giving notice to the other party not more than sixty (60) days after the date on which such title shall pass to the condemnor or possession thereof by the condemnor is required, whichever occurs first, and all unearned rent paid by Tenant shall be refunded to the Tenant. If a partial taking does not render the Premises unsuitable for Tenant's business, then the Lease shall continue in full force and effect; the rent, however, shall be reduced proportionately as of the date that title passes or possession is required, whichever occurs first. All compensation, damages, and other proceeds awarded or paid by reason of the application of this Section shall belong to and be the property of Landlord and Tenant hereby waives and assigns to Landlord all claims to any such compensation, damages, and other proceeds. Tenant shall have the right, to the extent that the same shall not reduce Landlord's award attributable to the Premises, to claim only from condemnor such compensation as may be recoverable by Tenant in its own right for damages to Tenant's business and for the taking or appropriation of Tenant's personal property (including goodwill and relocation costs, etc.); furthermore, such award as is attributable to and needed in the restoration of the Premises shall be applied to the restoration of the Premises.

Page 14 - OFFICE LEASE

     24.  Sale by Landlord. In the event of a sale or conveyance by Landlord of
          ----------------
its interest in the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee provided that purchaser or assignee agrees to not disturb Tenant's rights under this Lease.

     25.  Right of Landlord to Perform. All covenants and agreements to be
          ----------------------------
performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligation of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate of fifteen percent (15%) per annum or four percent (4%) above the prime rate of Wells Fargo Bank, whichever is less per annum from the date of such payment by Landlord, shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

     26.  Surrender of Premises.
          ---------------------

          a. Tenant shall, at least ninety (90) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the Premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to a holding over by Tenant.

          b. At the end of the term or any renewal thereof or other sooner termination of this Lease, or upon termination of Tenant's right to possession, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to same, by whomsoever made, in the same condition as received or first installed, reasonable wear and tear, damage by fire, earthquake, act of God, or the elements alone excepted. Tenant shall, prior to the termination of this Lease or termination of Tenant's right to possession, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any damage caused by such removal. Property not so removed upon the termination of this Lease or upon termination of Tenant's right to possession shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all permanent improvements or additions to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

Page 15 - OFFICE LEASE

          c. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sub-Leases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such sub-Leases or subtenancies.

     27.  Waiver. If either Landlord or Tenant waives the performance of any
          ------
term, covenant, or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by either party to enforce any of the terms, covenants, or conditions of this Lease, for any length of time shall not be deemed to waive or to decrease said party's right to insist thereafter upon strict performance the other party. Waiver by either party to the Lease of any term, covenant, or condition contained in this Lease may only be made by a written document signed by that party.

     28.  Notices. All notices or demands which may be or are required to be
          -------
given by either party to the other hereunder shall be in writing. All notices or demands by Landlord to Tenant shall be sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices or demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a notice to Tenant. All notices and demands shall be deemed given on the date personally delivered to the address designated above or on the date mailed as provided above.

     29.  Rental Adjustments. Tenant's Basic Rent shall be adjusted each January
          ------------------
of the Lease Term beginning January 1, 2003 to reflect Tenant's share of any increases or decreases of the Basic Operating Costs. The amount of the adjustment will be calculated by multiplying (i) the Tenant's Percentage Share of Operating Costs, as defined in the Basic Lease Information, times (ii) the difference between the Basic Operating Costs, as provided in Paragraph 29, for the previous year and the Basic Operating Costs for the Base Year For Adjustment of Basic Operating Costs and Taxes, as defined in the Basic Lease Information. The amount of the adjustment will either be added to or subtracted from the initial Lease Basic Rent.

          a. Definition: For purposes hereof, the terms used in this Paragraph
             ----------
29 shall have the following meanings:


             (1) "Basic Operating Cost" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the operation of the Building and Landlord's personal property used in connection with the operation of the Building and supporting facilities of the Building, and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the operation of the Building including, but not limited to, the following:

Page 16 - OFFICE LEASE

                    (i) All wages, salaries, and related expenses and benefits of all on-site and off-site employees engaged directly in the operation, management, maintenance, engineering, and security of the Building, and the costs and rental value of an office in the Building; provided, however, that Basic Operating Cost shall not include leasing commissions paid to any real estate broker, salesperson, or agent.

                    (ii) Supplies, materials, tools, and rental of equipment used in the operation, management, and maintenance of the Building.

                    (iii) Utilities, including water and electricity, gas, sewer, heating, lighting, air conditioning and ventilating and the cost of electrical surveys of the Building.

                    (iv) All maintenance, janitorial, and service agreements for the Building and the equipment therein, including without limitation, alarm services, garbage and waste disposal, security service, water treatment, vermin extermination, facade maintenance, roof maintenance, landscaping, window cleaning, and elevator maintenance.

                    (v)    A reasonable management cost recovery.

                    (vi) Accounting expenses, however Basic Operating Cost shall not include the cost of negotiating Leases, collecting rents, evicting tenants, nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any Lease.

                    (vii) All insurance premiums and costs including, but not limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Building and Landlord's personal property used in connection therewith.

                    (viii) Repairs, replacements, and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and the alterations attributable solely to tenants of the Building other than Tenant).

                    (ix) All maintenance costs relating to public and service areas of the Building including (but without limitation) sidewalks, landscaping, service areas, mechanical rooms, and Building exteriors.

                    (x) All taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, whether subsequently created or otherwise, and whether foreseen or unforeseen, and any other taxes and assessments attributable to the Building, including rent taxes, gross receipt taxes, business license taxes, and fees for permits for the Building, and any other tax or charge levied wholly or partly in lieu thereof, excepting only inheritance or estate taxes and state or federal income taxes

Page 17 - OFFICE LEASE

                    (xi) Amortization (together with reasonable financing charges) of capital improvements over the useful life of such improvements made to the Building subsequent to the Term Commencement Date which will improve the operating efficiency of the Building or which may be required to comply with laws, ordinances, rules or regulations promulgated, adopted, after completion of the initial construction of the Building.

                    (xii) All costs of contesting the amount of any taxes affecting the Building.

     Notwithstanding anything to the contrary herein contained, Basic Operating Cost shall not include (aa) the initial construction cost of the Building; (bb) depreciation on the initial construction of the Building; (cc) the cost of providing Landlord Improvements to Tenant or any other tenant; (dd) debt service (including, but without limitation, interest, principal, and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to Paragraph 27 a.(1)(xi) above; and (ee) the cost of special services, goods, or materials provided for the exclusive use of a single tenant. In the event that the Building is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Building had been one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building, including Tenant. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants.

               (2) "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such calendar year as hereinafter provided.

               (3) "Basic Operating Cost Adjustment" shall mean the difference between Basic Operating Cost and Estimated Basic Operating Cost for any calendar year determined as hereinafter provided.

               (4) "Building" shall mean the Building described in the Basic Lease Information, plus all land on which it is located or which is used in connection with the Building.

               (5) "Base Year Operating Costs" shall mean the Basic Operating Costs for calendar year 2002.

          b.   Payment of Estimated Basic Operating Cost. During the last month
               -----------------------------------------
of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating cost for the ensuing calendar year. Tenant shall pay Tenant's Proportionate Share of the increase in the Estimated Basic Operating Costs over the Base Year Operating Costs with installments of Base Rent required to be paid pursuant to Paragraph 3 above for the calendar year to which the estimate applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Rent for all purposes hereof.

Page 18 - OFFICE LEASE

          c. Computation of Basic Operating Cost Adjustment. Within one hundred
             ----------------------------------------------
twenty (120) days after the end of each calendar year as determined by Landlord or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the calendar year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Costs is less than Tenant's Proportionate Share of the increase of Basic Operating Cost over Base Year Operating Costs, then Tenant shall pay the difference within twenty (20) days after receipt of such statement, such payment to constitute additional rent hereunder. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of increases in Basic Operating Costs over Base Year Operating Costs, then (provided that Tenant is not in default under this Lease) Tenant shall receive a credit for the amount of such payment against Tenant's obligation for payment of Tenant's Proportionate Share of Estimated Basic Operating Cost next becoming due hereunder. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

          d. Tenant Audit. Tenant shall have the right, at Tenant's expense and
             ------------
upon not less than five (5) working days prior written notice to Landlord, to review at reasonable times Landlord's books and records for any calendar year for purposes of verifying Landlord's calculation of Basic Operating Cost and Basic Operating Cost Adjustment. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 29 above, Tenant shall have the right not later than two (2) months following the receipt of such statement, and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such calendar year to be audited. The Basic Operating Cost Adjustment shall be appropriately adjusted, and any amounts shown as being due to Tenant by Landlord shall be immediately refunded to Tenant on the basis of such audit. If such audit discloses a liability for a refund or credit by Landlord to Tenant in excess of five percent (5%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord. Otherwise the cost of such audit shall be paid by Tenant.

     30. Taxes Payable by Tenant. Tenant shall be liable for all taxes levied or
         -----------------------
assessed against all personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord pays same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord pays the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such tax for which Tenant is primarily liable hereunder.

     31. Quiet Enjoyment. Tenant shall peaceably and quietly hold and enjoy the
         ---------------
Premises for the Lease Term, without hindrance from Landlord or Landlord's successors or assigns, subject to the terms and conditions of this Lease, including the performance by Tenant of all of the terms and conditions of this Lease to be performed by Tenant, including the payment of rent and other amounts due hereunder.

Page 19 - OFFICE LEASE

     32.  Successors and Assigns. Subject to the provisions of Paragraph 9
          ----------------------
hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of the parties hereto.

     33.  Attorneys' Fees. In the event that any action or proceeding is brought
          ---------------
to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys' fees to be fixed by the court.

     34.  Lease Consideration. Upon occupancy in the Premises, Tenant has paid
          -------------------
the sum of $ 0 as Lease consideration. Landlord may apply the Lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this Lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the Lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the Lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the Lease consideration may be applied against the rent payable for the last month of the term, or to cure damages caused by Tenant during move out. The Lease consideration shall not be refundable.

     35.  Corporate Authority. If Tenant signs as a corporation, each of the
          -------------------
persons executing this Lease on behalf of Landlord does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Utah, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

     36.  Lease Effective Date. Submission of this instrument for examination or
          --------------------
signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

     37.  Brokerage. Tenant represents and warrants that it has dealt with no
          ---------
broker, agent or other person in connection with this transaction and/or that no broker, agent or other person brought about this transaction other than Canopy Properties, Inc., and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Article shall survive the termination of this Lease.

     38.  Force Majeure. Whenever a period of time is herein prescribed for
          -------------
action to be taken by either party to the Lease, said party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of said party.

     39.  Certain Rights Reserved by Landlord. Landlord shall have the following
          -----------------------------------
rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent:

Page 20 - OFFICE LEASE

          a. To decorate and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes, and subject to the provisions of this Lease, to enter upon the Leased Premises.

          b. To have and retain a paramount title to the Leased Premises free and clear of any act of Tenant purporting to burden the encumber them.

          c. To change the name by which the Building is designated.

          d. To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants including, without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes and the temporary denial of access to the Building.

     40.  Personal Liability. The liability of Landlord to Tenant for any
          ------------------
default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the land, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

     41.  Lease Cancellation. Provided that Canopy Group, Inc. owns at least a
          ------------------
major interest in Tenant, that Tenant is not in default of any provision of this Lease and that Tenant pays to Landlord the unamortized cost of improvements listed on Exhibit B (the useful life of the improvements to be amortized shall be deemed to be the initial term of this Lease), Tenant shall have the right to cancel this Lease at the thirty-sixth (36) month anniversary of the commencement date of this Lease. Landlord shall also have the right to terminate this Lease should Tenant be forced to move from these Premises as a result of employee growth and space requirements that Landlord is unable to provide accommodation for with reasonably comparable space in either this same building, or in another building within the Lindon Technology Park. Tenant shall provide Landlord written notice of its intent to cancel the Lease no later than sixty (60) days prior to the date that Tenant desires cancellation to occur. Thirty (30) days after Tenant's written notice to Landlord of its intent to cancel, Landlord will provide Tenant with an invoice reflecting the cost of the unamortized improvements made to the Premises and/or Building on Tenant's behalf. Tenant shall pay said invoice to Landlord prior to the cancellation of this Lease. Should the Canopy Group, Inc. interest in Tenant fall below 25%, then Landlord shall have the right to discontinue this Lease cancellation provision as outlined herein, and upon Landlords election to cancel, this provision shall cease effective with the next month following such election.

     42.  Renewal Option. Upon six (6) month prior written notice, Tenant shall
          --------------
have two (2) five (5) year options to renew this Lease, at rates not to exceed market rates at the time, or at maximum increases of 3% per year from the initial lease term, whichever is less. If both parties have not agreed upon a lease rate by three (3) months prior to the end of the term, the Landlord's obligation to negotiate exclusively with the Tenant ceases, and the Landlord is free to offer the space for lease and negotiate freely with other parties.

Page 21 - OFFCIE LEASE

     43.  Miscellaneous.
          -------------

          a. The term "Premises" wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. The term "Landlord" in these presents shall include the Landlord, its agents, successors, and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Landlord" or any pronoun used in place thereof shall indicated and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

          b. Time is of the essence of this Lease and all its provisions. This Lease, in all respects, shall be governed by the laws of the State of Utah. The Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

          c. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

          d. This Lease sets forth all the agreements and understandings between Landlord and Landlord with respect to the Premises and there is no agreement or understanding, either oral or written, between Landlord and Landlord other than as set forth in this Lease.

          e. Exhibits A through E attached hereto are hereby incorporated into this Lease.

Page 22 - OFFCIE LEASE

          IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:                           TENANT:
Canopy Properties, Inc.             Altiris, Inc.



By: //Boyd Worthington//            By: //Stephen C. Erickson//
    ---------------------------         ----------------------------------------

Its: Managing Director              Its: Vice President, Chief Financial Officer

Page 23 - OFFICE LEASE

                                    EXHIBIT A

                                    Premises
                                    --------

47,395 Approximate Square Feet identified as Suites 250, 300, and 350 of the Canopy III Office Building, located at 588 West 400 South, Lindon, Utah.

                                Legal Description
                                -----------------

Lot 14, Plat "A" Lindon Gateway Subdivision, Lindon, Utah, according to the official plat thereof, filed July 30, 2001, as Entry No. 29209, Map Filing No. 8248, of the Official Records of the Utah County Recorder.

                                   Floor Plans
                                   -----------

                                    Attached

                                    EXHIBIT B

                                  Building Work
                                  -------------

"Building Standard Work"

Landlord Improvements existing on Tenant Improvement Drawings of MHTN Architects dated April 20, 2001, and amended by change orders as directed by Steve Erickson of Altiris, Inc.

"Building Nonstandard Work"

Additional hard-wall offices, upgraded electrical and air-conditioning for lab, server and network/phone rooms, and other miscellaneous requested Landlord improvements valued at $290,866 per Schedule A attached.
Structured cabling from the wiring closet to each workstation and office in the space, plus within the development lab, valued at $150,000.
Systems furniture to include cubicles, printer stations, offices, and conference rooms valued at $820,369.

Canopy III Building Project - Altiris Costs                                    Schedule A
                                                     Brief
Date              Total CO Cost                   Description           Unique to Altiris
-----------------------------------------------------------------------------------------
      10/8/2001 $  2,170,000     Tenant Improvements                    $  225,000
     10/26/2001 $     13,185     Add interior Offices to A3             $   13,185
     10/26/2001 $        608     Flr 2 BreakRoom Expansion              $      608
      11/8/2001 $      1,157     Drywall to add offices                 $    1,157
      11/8/2001 $      2,585     Change Base                            $    2,585
     11/29/2001 $     14,965     Exec Briefing Millwork                 $   13,615
     11/29/2001 $      5,662     Elec Changes to A3                     $    4,162
     12/12/2001 $      2,169     3 off elec Ste 300                     $    2,169
     12/12/2001 $      3,319     3 off HVAC/Pnt                         $    3,319
     12/12/2001 $      2,377     Altiris lab power                      $    2,377
     12/12/2001 $     50,000     Arch Fees on Chge Orders               $    7,150
     12/28/2001 $          -     Bldg Sign Carry-over                   $    8,500
       1/7/2002 $      1,887     AV poles Altiris Ex Br                 $    1,887
       1/7/2002 $      1,251     Add storage room                       $    1,251
       1/7/2002 $        339     Add Wall Talker                        $      339
       1/7/2002 $      2,640     Base for added offices & storage       $      640
       1/7/2002 $      2,922     Altiris 30A power                      $    2,922
-----------------------------------------------------------------------------------------
TOTAL           $  2,275,066                                            $  290,866

                                    EXHIBIT C

                          FORM OF ESTOPPEL CERTIFICATE
                          ----------------------------

I hereby certify that:

     1.   I am an authorized representative of the Tenant in possession of
          _________________

     2. Tenant holds the Premises under a written Lease between itself as Tenant and Canopy Properties, Inc., as Landlord dated
          _________________, 20_________________

     3.   Tenant's Lease of the Premises expires _________________, 20
          _________________

     4. As of the date of this certificate, Tenant is not in default in the performance of the Lease nor has it committed any breach.

     5. So far as is known to me, the Landlord under the Lease is not, as of the date of this certificate, in default in the performance of the Lease nor has it committed any breach.

     6. No rent has been paid by Tenant in advance under the Lease except the rent that became due on _________________, 20 _________________ for the current month.

     7.   Tenant has no claim against the Landlord for any deposits except
          _________________

     8. Tenant has, as of the date of this certificate, no defenses or offsets it could allege in any action brought against it for rent accruing under the Lease after _________________, 20_________________

     9. I make this certificate with the understanding that _______________ is contemplating purchase of the Leased Premises and that if it does purchase the Premises it will do so in material reliance on this certificate.

Executed on _________________, 20_________________ at Utah County, Utah.

I declare under penalty of perjury that the foregoing is true and correct.

Tenant

By: _________________________

Its: ________________________

                                    EXHIBIT D

                              Rules and Regulations
                              ---------------------

     1. Canopy Building III is a SECURE facility. Tenant employees will be expected to accept security conscious behavior as a condition of occupancy. Employees will be fully responsible and accountable for their keys (if issued any), and for their proximity access control cards. They will be required to report IMMEDIATELY any loss of either!
     2. Tenant must use Landlord's window coverings in all exterior window offices. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear incompatible with the exterior architecture of the Building.
     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.
               a. Subject to the provisions of the Lease, no Tenant and no employee or invitee of any Tenant shall go up on the roof of the Building without Landlord's consent.
     4. Except as expressly provided in the Lease, any directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.
     5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through the Property Manager, and except with the written consent of Landlord pursuant to the Lease, no person other than those approved by the Property Manager shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Subject to Landlord's indemnification of Tenant in the Lease, Landlord shall not in any way be responsible to any Tenant for any loss of any property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.
     6. Landlord will furnish Tenant, free of charge, with one (1) key to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without providing Landlord with additional keys, except for Tenant's confidential or vault areas, if any, permitted in the Lease. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord for Landlord's out of pocket cost for replacing such keys.

     7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with Landlord's reasonable instructions in their installation, as provided in the Lease.
     8. The passenger elevators may not be used to move equipment, furniture, or large merchandise or other similar property without prior consent and coordination of the Property Manager, who will not unreasonably withhold or delay permission and use.
     9. Except as may be approved by Landlord as part of the Final Plans for the initial Tenant Improvements, Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by the Building's Plans with the partitions to be considered a part of the live load, without first obtaining Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The design loads are 50 psf plus 20 psf for partitions.
     10. Tenant shall not use or keep in the Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, do or permit anything to be done in the Premises which materially obstructs, materially interferes, or materially injures Landlord or other Tenants, nor shall Tenant bring into or keep in or about the Premises any birds or animals, except, as required for a disabled individual, a seeing eye dog when accompanied by its master.
     11. No posters or pictures that may project the image of something distasteful or insulting to anyone, or other potentially "distractive" adornments are allowed in the building.
     12. Except as specified in Tenant's Plans or the Lease, Tenant shall not use any method of heating or air conditioning other than that supplied or approved by Property Manager.
     13. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Property Manager to assure the most effective operation of the Building's cooling system by closing window coverings and to comply with any reasonable governmental energy saving rules, laws or regulation of which Tenant has actual notice and which does not adversely affect the conduct of Tenant's business. Tenant shall refrain from attempting to adjust controls for the heating and air conditioning system.
     14. Except as expressly provided in your Lease, Landlord reserves the right to change the street address of the Project or Building; provided, however, in the event the address of the Building is changed by Landlord, Landlord agrees to reimburse Tenant for Tenant's actual, documented and reasonable out-of-pocket costs incurred by Tenant in changing it's stationery and notifying clients of its new address.
     15. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. (Monday - Friday), and all day Saturdays, Sundays and on legal holidays, any person unless that person has a pass and/or furnishes proper identification to Landlord's security personnel. Landlord reserves the right to prevent access to the Building in case of invasion, riot, earthquake or other emergency by closing the doors or by other appropriate action.
     16. All water faucets or other water apparatus, and except with regard to Tenant's computers and other equipment which requires utilities on a twenty-four hour basis, all electricity and gas outlets should be shut off before Tenant and its employees leave the Premises.

     17. Tenant shall not have delivered for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Property Manager.
     18. The toilet rooms, toilets, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which whey were constructed and no foreign substance of any kind shall be thrown therein.
     19. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.
     20. Subject to the provisions of the Lease, Tenant shall not drill holes into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. All wall hangings/ pictures must be hung with a special hanger, therefore, Property Manager will hang all wall hangings Subject to the Lease, Landlord reserves the right to direct electricians as to where and how telephone, telegraph, telecommunication and computer wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as reasonably approved by Property Manager. Tenant shall repair any damage resulting from noncompliance with this rule.
     21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Property Manager, except for the use of its employees and invitees only.
     22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling within the Building are prohibited, and each Tenant shall cooperate to prevent same.
     23. Landlord reserves the right to exclude or expel from the Building any person who, in Property Manager's judgment is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.
     24. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All refuse disposal shall be made in accordance with directions issued by Property Manager.
     25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and other beverages shall be permitted, and the use of a microwave oven shall be permitted only in the breakroom(s), provided that such equipment and use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules, and regulations.
     26. Tenant shall not use in any space or in the public halls of the building any mail carts or hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Property Manager may reasonably approve. Tenant shall not bring any other vehicles of any kind into the Building including bicycles or scooters.

     27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address.
     28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Property Manager and that are consistent with the Lease or any governmental agency.
     29. Except as otherwise provided in the Lease, the requirements of Tenant will be attended to only upon appropriate application to the Office of the Building Property Manager. Except as required by the Lease, employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from Landlord and no employee of Landlord will admit any person (Tenant or otherwise) to any office (other than the Premises) without specific instructions from Tenant's official representative and/or Landlord's approval.
     30.  Corridor doors, when not in use, shall be kept closed
     31. Each Tenant shall cooperate with Landlord `s employees in keeping its Premises neat and clean.
     32. Bicycles are not permitted in the building at any time. Bicycles are to be kept in outside areas approved by Landlord, and not endangering any planted landscaping.
     33. Smoking will not be permitted within the Building or within 25 feet of Building entries. No Tenant or Tenant's agent, employee, invitee or contractor may smoke anywhere on the Building Premises other than areas outside the Building which are expressly designated as smoking areas.
     34. No use of alcohol or illicit drugs will be tolerated in the building. With prior written approval of the Property Manager, social alcohol may be used for hosting or other special events, and Tenant will obtain Property Manager's approval for such use at least forty-eight
          (48) hours prior to the event.
     35. No machinery of any kind shall be operated by any Tenant in its Premises without the prior written consent of Property Manager, nor shall any Tenant use or keep in the Building any inflammable or explosive fluid or substance.
     36. No portion of any Tenant's Premises shall at any time be used or occupied as sleeping or lodging quarters.
     37. Each Tenant and its agents, employees and invitees shall park only in those areas designated by Landlord for parking and shall not park on any public or private streets contiguous to, surrounding or in the vicinity of the Building without Property Manager's prior written consent. All parking is on a first come basis.
     38. Landlord will not be responsible for lost or stolen property, money or jewelry from any Tenant's Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
     39. Movement in or out of the Building of furniture or large office equipment, or dispatch or receipt by Tenants of any bulky material or merchandise which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Property Manager shall approve. All such movements shall be under the supervision of the Property Manager, and in the manner agreed between the Tenants and the Property Manager by pre-arrangement before performance. Such pre-arrangement initiated by a Tenant will include Property Manager's determination, and be subject to Property Manager's decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. Tenants shall assume all risk as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord and it's Property Manager if damaged or injured as a result of acts in connection with carrying out this service for a Tenant from time of entering the Property to completion of work; and Landlord nor Property Manager shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a Tenant.
     40. Property Manager shall enforce the Rules and Regulations in a non-discriminatory manner. If Property Manager agrees to less burdensome or more favorable rules and regulations for the benefit of any other Tenant, these Rules and Regulations shall be automatically amended to include any such less burdensome or more favorable rules and regulations.
     41.  No open flames or candles are permitted in the building.
     42. Clean up of special events, birthday's and holiday decorations are the responsibility of the Tenant. An additional charge will apply for extra janitorial clean up.
     43. These Rules and Regulations are in addition to the terms, covenants, agreements and conditions of any Lease of Premises in the Building. In the event these Rules and Regulations conflict with any provision of the Lease, the Lease shall control.
     44. Landlord reserves the right to make reasonable additions and modification to the Rules and Regulations at any time, and will notify Tenant in writing of any such change.

                                    EXHIBIT E

              Attached Landlord Improvements Amortization Schedules

EXHIBIT E

Amortization Schedule
Furniture Installed at Canopy 3, 588 West 400 South, Lindon for Altiris, Inc.

Principal            $  820,369
Interest Rate              7.50%
Term                         84 months

           Month        Principal       Interest         Payment          Payoff
--------------------------------------------------------------------------------

               1        $  820,369      $     5,127      $12,583      $  812,913
               2           812,913            5,081      $12,583         805,411
               3           805,411            5,034      $12,583         797,862
               4           797,862            4,987      $12,583         790,265
               5           790,265            4,939      $12,583         782,621
               6           782,621            4,891      $12,583         774,930
               7           774,930            4,843      $12,583         767,190
               8           767,190            4,795      $12,583         759,402
               9           759,402            4,746      $12,583         751,565
              10           751,565            4,697      $12,583         743,679
              11           743,679            4,648      $12,583         735,744
              12           735,744            4,598      $12,583         727,760
              13           727,760            4,548      $12,583         719,725
              14           719,725            4,498      $12,583         711,640
              15           711,640            4,448      $12,583         703,505
              16           703,505            4,397      $12,583         695,319
              17           695,319            4,346      $12,583         687,082
              18           687,082            4,294      $12,583         678,793
              19           678,793            4,242      $12,583         670,452
              20           670,452            4,190      $12,583         662,060
              21           662,060            4,138      $12,583         653,614
              22           653,614            4,085      $12,583         645,116
              23           645,116            4,032      $12,583         636,565
              24           636,565            3,979      $12,583         627,961
              25           627,961            3,925      $12,583         619,302
              26           619,302            3,871      $12,583         610,590

              27           610,590            3,816      $12,583         601,823
              28           601,823            3,761      $12,583         593,002
              29           593,002            3,706      $12,583         584,125
              30           584,125            3,651      $12,583         575,193
              31           575,193            3,595      $12,583         566,204
              32           566,204            3,539      $12,583         557,160
              33           557,160            3,482      $12,583         548,059
              34           548,059            3,425      $12,583         538,902
              35           538,902            3,368      $12,583         529,687
              36           529,687            3,311      $12,583         520,414
              37           520,414            3,253      $12,583         511,084
              38           511,084            3,194      $12,583         501,695
              39           501,695            3,136      $12,583         492,248
              40           492,248            3,077      $12,583         482,741
              41           482,741            3,017      $12,583         473,175
              42           473,175            2,957      $12,583         463,549
              43           463,549            2,897      $12,583         453,864
              44           453,864            2,837      $12,583         444,117
              45           444,117            2,776      $12,583         434,310
              46           434,310            2,714      $12,583         424,441
              47           424,441            2,653      $12,583         414,511
              48           414,511            2,591      $12,583         404,519
              49           404,519            2,528      $12,583         394,464
              50           394,464            2,465      $12,583         384,346
              51           384,346            2,402      $12,583         374,165
              52           374,165            2,339      $12,583         363,921
              53           363,921            2,275      $12,583         353,612
              54           353,612            2,210      $12,583         343,239
              55           343,239            2,145      $12,583         332,802
              56           332,802            2,080      $12,583         322,298
              57           322,298            2,014      $12,583         311,730
              58           311,730            1,948      $12,583         301,095
              59           301,095            1,882      $12,583         290,394
              60           290,394            1,815      $12,583         279,626
              61           279,626            1,748      $12,583         268,790
              62           268,790            1,680      $12,583         257,887
              63           257,887            1,612      $12,583         246,916
              64           246,916            1,543      $12,583         235,876
              65           235,876            1,474      $12,583         224,767
              66           224,767            1,405      $12,583         213,589
              67           213,589            1,335      $12,583         202,341
              68           202,341            1,265      $12,583         191,023
              69           191,023            1,194      $12,583         179,633
              70           179,633            1,123      $12,583         168,173
              71           168,173            1,051      $12,583         156,641
              72           156,641              979      $12,583         145,037
              73           145,037              906      $12,583         133,361

              74           133,361              834      $12,583         121,611
              75           121,611              760      $12,583         109,788
              76           109,788              686      $12,583          97,891
              77            97,891              612      $12,583          85,920
              78            85,920              537      $12,583          73,874
              79            73,874              462      $12,583          61,753
              80            61,753              386      $12,583          49,555
              81            49,555              310      $12,583          37,282
              82            37,282              233      $12,583          24,932
              83            24,932              156      $12,583          12,505
              84            12,505               78      $12,583               0

EXHIBIT E

Amortization Schedule

Tenant Improvements & Cabling at 588 West 400 South for Altiris, Inc.

Principal           $  440,866
Interest Rate             7.50%
Term                        60 months

           Month        Principal       Interest         Payment          Payoff
--------------------------------------------------------------------------------

               1        $  440,866      $     2,755      $ 8,834      $  434,787
               2           434,787            2,717      $ 8,834         428,671
               3           428,671            2,679      $ 8,834         422,516
               4           422,516            2,641      $ 8,834         416,323
               5           416,323            2,602      $ 8,834         410,091
               6           410,091            2,563      $ 8,834         403,820
               7           403,820            2,524      $ 8,834         397,509
               8           397,509            2,484      $ 8,834         391,160
               9           391,160            2,445      $ 8,834         384,770
              10           384,770            2,405      $ 8,834         378,341
              11           378,341            2,365      $ 8,834         371,872
              12           371,872            2,324      $ 8,834         365,362
              13           365,362            2,284      $ 8,834         358,811
              14           358,811            2,243      $ 8,834         352,220
              15           352,220            2,201      $ 8,834         345,587
              16           345,587            2,160      $ 8,834         338,913
              17           338,913            2,118      $ 8,834         332,197
              18           332,197            2,076      $ 8,834         325,439
              19           325,439            2,034      $ 8,834         318,639
              20           318,639            1,991      $ 8,834         311,797
              21           311,797            1,949      $ 8,834         304,912
              22           304,912            1,906      $ 8,834         297,983
              23           297,983            1,862      $ 8,834         291,012

              24        291,012         1,819            $8,834          283,996
              25        283,996         1,775            $8,834          276,937
              26        276,937         1,731            $8,834          269,834
              27        269,834         1,686            $8,834          262,686
              28        262,686         1,642            $8,834          255,494
              29        255,494         1,597            $8,834          248,257
              30        248,257         1,552            $8,834          240,975
              31        240,975         1,506            $8,834          233,647
              32        233,647         1,460            $8,834          226,273
              33        226,273         1,414            $8,834          218,853
              34        218,853         1,368            $8,834          211,387
              35        211,387         1,321            $8,834          203,874
              36        203,874         1,274            $8,834          196,314
              37        196,314         1,227            $8,834          188,707
              38        188,707         1,179            $8,834          181,052
              39        181,052         1,132            $8,834          173,350
              40        173,350         1,083            $8,834          165,599
              41        165,599         1,035            $8,834          157,800
              42        157,800           986            $8,834          149,952
              43        149,952           937            $8,834          142,055
              44        142,055           888            $8,834          134,109
              45        134,109           838            $8,834          126,113
              46        126,113           788            $8,834          118,068
              47        118,068           738            $8,834          109,971
              48        109,971           687            $8,834          101,825
              49        101,825           636            $8,834           93,627
              50         93,627           585            $8,834           85,378
              51         85,378           534            $8,834           77,078
              52         77,078           482            $8,834           68,725
              53         68,725           430            $8,834           60,321
              54         60,321           377            $8,834           51,864
              55         51,864           324            $8,834           43,354
              56         43,354           271            $8,834           34,791
              57         34,791           217            $8,834           26,174
              58         26,174           164            $8,834           17,504
              59         17,504           109            $8,834            8,779
              60          8,779            55            $8,834                0